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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

            HERITAGE PROPANE CLOSES THE ACQUISITION OF PROFLAME, INC.

TULSA, OKLAHOMA                                                   AUGUST 1, 2001
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HERITAGE PROPANE PARTNERS, L.P. (NYSE: HPG) today announced the closing of its acquisition of the operations of ProFlame, Inc. (ProFlame) and related propane distribution companies in California and Nevada.

ProFlame, one of the largest privately held propane marketers on the West Coast, delivered approximately 25 million retail gallons of propane to over 32,000 customers for the fiscal year ended August 31, 2000. ProFlame's propane distribution network includes 20 retail outlets throughout California and Nevada, as well as 11 additional sites that are either railcar terminals and/or storage facilities located in areas such as the San Francisco Bay, San Joaquin Valley, Redding and Barstow, California, and in Reno and Las Vegas, Nevada.

Heritage Propane is the fourth largest retail marketer of propane in the United States, now delivering approximately 375 million retail gallons annually to approximately 600,000 customers from over 275 customer service locations in 28 states.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Heritage believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize.